EXHIBIT 5.1


                       [Davis Polk & Wardwell Letterhead]

                                  650-752-2018

                                                               February 9, 2001

Re:  Registration Statement on Form S-8

Vitesse Semiconductor Corporation
741 Calle Plano
Camarillo, CA 93012


Ladies and Gentlemen:

     We are acting as counsel for Vitesse Semiconductor Corporation (the "Company") in connection with the filing of a Registration Statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended, relating to (i) 378,028 shares of the company's common stock, par value $0.01 per share (the "Common Stock"), for options outstanding under the FirstPass 2000 Stock Option Plan, (ii) 6,301,820 shares of the Company's Common Stock, par value $0.01 deliverable in accordance with the 1991 Stock Option Plan, (iii) 192,283 shares of the Company's common stock, par value $0.01 deliverable in accordance with the Vitesse Semiconductor Option Agreements with Certain Employees, and (iv) 7,500,000 shares of the Company's common stock deliverable in accordance with the Vitesse Semiconductor 2001 Stock Incentive Plan, as referred to in such Form S-8 and together (the "plans").

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments relating to the adoption of the Plans as we have deemed necessary or advisable fo the purposes of this opinion.

     Upon the basis of the foregoing, we are of the opinion that the Common Stock deliverable pursuant to the Plans, when delivered in accordance with the Plans upon receipt by the Company of adequate consideration therefor, will be duly authorized, validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.


                                             Very truly yours,


                                             /s/ Davis Polk & Wardwell